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                            PIONEER FAMILY OF FUNDS

                                AMENDMENT NO. 8
                                      TO
                  MASTER INVESTMENT COMPANY SERVICE AGREEMENT

                               December 10, 2014

   WHEREAS, each Customer listed on Exhibit A hereto, as amended from time to time (each a "Customer"), and Pioneer Investment Management Shareholder Services, Inc., a Massachusetts corporation with its principal place of business at 60 State Street, Boston, Massachusetts 02109 ("PIMSS"), have entered into a Master Investment Company Service Agreement, dated March 4, 2003 (as amended, the "Agreement"); and

   WHEREAS, each Customer and PIMSS desires to further amend the Agreement.

   NOW THEREFORE, the Agreement is amended as follows:

   Exhibit A (List of Customers) to the Agreement is amended by deleting it in its entirety and replacing the same with Exhibit A (List of Customers) attached hereto.

   IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed as of the 10th day of December, 2014.

EACH CUSTOMER LISTED ON EXHIBIT A        PIONEER INVESTMENT MANAGEMENT
ATTACHED HERETO (SEVERALLY AND NOT       SHAREHOLDER SERVICES, INC.
JOINTLY)

By:  /s/ Christopher J. Kelley           By:  /s/ Tracy Connelly
     ______________________________           ________________________
Name: Christopher J. Kelley              Name: Tracy Connelly
Title: Secretary                         Title: Senior Vice President

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                                   EXHIBIT A

                  MASTER INVESTMENT COMPANY SERVICE AGREEMENT
                               December 10, 2014

Pioneer Asset Allocation Trust, a series trust consisting of:
   Pioneer Solutions - Balanced Allocation Fund
   Pioneer Solutions - Conservative Allocation Fund
   Pioneer Solutions - Growth Allocation Fund
Pioneer Bond Fund
Pioneer Emerging Markets Fund
Pioneer Equity Income Fund
Pioneer Fund
Pioneer High Yield Fund
Pioneer ILS Interval Fund
Pioneer Mid Cap Value Fund
Pioneer Money Market Trust, as series trust consisting of:
   Pioneer Cash Reserves Fund
Pioneer Real Estate Shares
Pioneer Series Trust II, a series trust consisting of:
   Pioneer AMT-Free Municipal Bond Fund
   Pioneer Select Mid Cap Growth Fund
Pioneer Series Trust III, a series trust consisting of:
   Pioneer Disciplined Value Fund
Pioneer Series Trust IV, a series trust consisting of:
   Pioneer Classic Balanced Fund
   Pioneer Government Income Fund
   Pioneer Multi-Asset Income Fund
Pioneer Series Trust V, a series trust consisting of:
   Pioneer Absolute Return Bond Fund
   Pioneer Global Equity Fund
   Pioneer High Income Municipal Fund
   Pioneer Long/Short Global Bond Fund
   Pioneer Long/Short Opportunistic Credit Fund
Pioneer Series Trust VI, a series trust consisting of:
   Pioneer Floating Rate Fund
   Pioneer Multi-Asset Real Return Fund
Pioneer Series Trust VII, a series trust consisting of:
   Pioneer Emerging Markets Local Currency Debt Fund
   Pioneer Global High Yield Fund
   Pioneer Global Multi Sector Income Fund
Pioneer Series Trust VIII, a series trust consisting of:
   Pioneer International Value Fund
Pioneer Series Trust X, a series trust consisting of:
   Pioneer Dynamic Credit Fund
   Pioneer Fundamental Growth Fund
   Pioneer Multi-Asset Ultrashort Income Fund
Pioneer Series Trust XI
   Pioneer Core Equity Fund

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Pioneer Series Trust XII
   Pioneer Disciplined Growth Fund
Pioneer Short Term Income Fund
Pioneer Strategic Income Fund
Pioneer Value Fund
Pioneer Variable Contracts Trust, a series trust consisting of:
   Pioneer Bond VCT Portfolio
   Pioneer Disciplined Value VCT Portfolio
   Pioneer Emerging Markets VCT Portfolio
   Pioneer Equity Income VCT Portfolio
   Pioneer Fund VCT Portfolio
   Pioneer High Yield VCT Portfolio
   Pioneer Mid Cap Value VCT Portfolio
   Pioneer Real Estate Shares VCT Portfolio
   Pioneer Select Mid Cap Growth VCT Portfolio
   Pioneer Strategic Income VCT Portfolio